UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Team Health Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of a transcript of a video presentation that was made available by Team Health Holdings, Inc. to its employees on December 5, 2016.

TeamHealth Video Transcription

Voice over: In October, TeamHealth announced its intent to partner with Blackstone, a leading global asset manager. Why is the pending transaction good for TeamHealth… specifically TeamHealth non-clinical teams? We asked Oliver Rogers, TeamHealth Executive Vice President and Chief Operating Officer, for his thoughts.

Graphic: What excites you about TeamHealth’s partnership with Blackstone?

Oliver Rogers: I think it’s a very exciting time for us at TeamHealth. I think as all of us know, it’s been extremely challenging for all of us in healthcare for a number of years, and it continues to be so. And, I think in the near-term future, it will probably be more challenging than it has been.

I think the opportunity for us now to be in a private setting and partnering with a world-class firm like Blackstone at this particular time gives us a great many advantages and allows us to continue to do the things that we do best, which is take wonderful care of patients every single day, support our physicians in their practice and do so in a manner that is not muddied or troubled, if you will, by the vagaries of the stock market.

Graphic: What does this partnership mean for TeamHealth non-clinical teams?

Oliver Rogers: I think we all need to challenge ourselves to say, though it’s a change of ownership, it’s not a change of the operations, and it’s not a change of how we’ve done business. The goals that we have to live up to, and our financial targets and our growth targets that we’ve had and the satisfaction that we need to provide to our providers has not changed one bit.

Graphic: What do you want TeamHealth non-clinical teams to know about Blackstone?

Oliver Rogers: I was here a number of years ago when we were partners with Blackstone. We found them to be just absolutely great to work with. They are very knowledgeable. They are very smart individuals. They understand healthcare. They understand our business. They are not unreasonable in their approach to anything, and they encourage us to pursue those things that will make us better… And think about it in a long-term focus and not a short-term focus. So, my personal experience was just top-notch. There is nothing I can say that was not good about our relationship with Blackstone.

Graphic: What do you want Blackstone to know about TeamHealth non-clinical teams?

Oliver Rogers: It’s very easy for me to brag on our teams and very easy to be a proud papa in some ways about our teams. We’ve been fortunate that we have a number of folks who have been with us for a lot of years in both the field and our corporate headquarters, some of whom are direct care givers and others who support those care givers. They are very committed individuals and are very loyal to the organization and are extremely interested in where the future will take us and how they participate in that. So, as I’ve talked to them about that, and talked to Blackstone about it, I think it gives them great comfort in that we have a solid team from top to bottom.

Graphic: For more information, visit: www.teamhealth.com/blackstone.

Forward Looking Statements

This communication contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and businesses of Team Health Holdings, Inc. (the “Company”). Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “should,” “may,” “plan,” “project,” “predict” and similar expressions. The Company cautions readers of this communication that such “forward looking statements,” including without limitation, those relating to the Company’s future business prospects, revenue, working capital, professional liability expense, liquidity, capital needs, interest costs and income, wherever they occur in this communication or in other statements attributable to the Company, are necessarily estimates reflecting the judgment of the Company’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.”

Factors that could cause the Company’s actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally; the risk that the proposed merger will not be consummated in a timely manner; exceeding the expected costs of the merger; the current U.S. and global economic conditions; the current U.S. and state healthcare reform legislative initiatives; the Company’s exposure to financial risk under the BPCI program and other value based payment programs; the Company’s ability to find suitable acquisition candidates or successfully integrate completed acquisitions, including the Company’s acquisition of IPC Healthcare, Inc. (“IPC”); the Company’s ability to realize the expected benefits of the acquisition of IPC; the risk that the IPC acquisition disrupts current plans and operations and disrupts the Company’s relationship with payors, physicians and other healthcare professionals; the Company’s ability to realize the value of intangible assets, including goodwill, recognized in connection with the Company’s acquisitions; the effect and interpretation of current or future government regulation of the healthcare industry, and the Company’s ability to comply with these regulations; the Company’s exposure to billing investigations and audits by private payors and federal and state authorities, as well as auditing contractors for governmental programs; the Company’s exposure to professional liability lawsuits; the adequacy of the Company’s insurance reserves; the Company’s reliance on reimbursements by third-party payors, as well as payments by individuals; the impact of recent or potential federal and state legislation that restricts the Company’s ability to balance bill patients, or prescribes how potential out of network charges are calculated and reimbursed; change in rates or methods of government payments for the Company’s services; the general level of emergency department patient volumes at the Company’s clients’ facilities; the Company’s exposure to the financial risks associated with fee for service contracts; the Company’s ability to timely or accurately bill for services; the Company’s ability to timely enroll healthcare professionals in the Medicare program; a reclassification of independent contractor physicians by tax authorities; the concentration of a significant number of the Company’s programs in certain states, particularly Florida, Ohio, and Tennessee; any loss of or failure to renew contracts within the Military Health System Program, which are subject to a competitive bidding process; the Company’s exposure to litigation; fluctuations in the Company’s quarterly operating results, which could affect the Company’s ability to raise new capital for its business; effect on the Company’s revenues if it experiences a net loss of contracts; the Company’s ability to accurately assess the costs it will incur under new contracts; the Company’s ability to implement its business strategy and manage its growth effectively; the Company’s future capital needs and ability to raise capital when needed; the Company’s ability to successfully recruit and retain qualified healthcare professionals; enforceability of the Company’s non-competition and non-solicitation contractual arrangements with some affiliated physicians and professional corporations; the high level of competition in the Company’s industry; the Company’s dependence on numerous complex information systems and the Company’s ability to maintain these systems or implement new systems or any disruptions in the Company’s information systems; the Company’s ability to protect its proprietary technology and services; the Company’s loss of key personnel and/or ability to attract and retain highly qualified personnel; the Company’s ability to comply with privacy regulations regarding the use and disclosure of patient information; the Company’s ability to comply with federal or state anti-kickback laws; the Company’s ability to comply with federal and state physician self-referral laws and regulations or issuance of additional legislative restrictions; changes in existing laws or regulations, adverse judicial or administrative interpretations of these laws and regulations or enactment of new legislation; changes in accounting standards, rules and interpretations or inaccurate estimates or assumptions in the application of accounting policies and the impact on the Company’s financial statements; the Company’s exposure to a loss of contracts with its physicians or termination of relationships with its affiliated professional corporations in order to comply with antitrust laws; our substantial indebtedness and ability to incur substantially more debt; the Company’s ability to generate sufficient cash to service its debt; and restrictive covenants in its debt agreements, which may restrict the Company’s ability to pursue its business strategies and our ability to comply with them.

For a more detailed discussion of these factors, see the information under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and in the Company’s Quarterly Reports on Form 10-Q filed on November 4, 2016, on August 2, 2016 and on May 9, 2016 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K filed on February 22, 2016 and in the Company’s Quarterly Reports on Form 10-Q filed on November 4, 2016, on August 2, 2016 and on May 9, 2016.

The Company’s forward-looking statements speak only as of the date of this communication or as of the date they are made. The Company disclaims any intent or obligation to update any “forward looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Additional Information and Where to Find It

This filing may be deemed solicitation material in respect of the proposed acquisition of the Company by Blackstone. In connection with the proposed merger transaction, the Company will file with the SEC and furnish to the Company’s stockholders a definitive proxy statement, a preliminary version of which has been filed with the SEC, and other relevant documents. This filing does not constitute a solicitation of any vote or approval. Stockholders are urged to read the definitive proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the definitive proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain free of charge the proxy statement and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, the proxy statement and our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through our website at www.teamhealth.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger will be set forth in the definitive proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, in its definitive proxy statement filed with the SEC on Schedule 14A on April 11, 2016 and in its Current Report filed with the SEC on Form 8-K on September 6, 2016.